Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ] Preliminary proxy statement             [ ] Confidential, for use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             EIS INTERNATIONAL, INC.
                (Name of Registrant as Specified in its Charter)

   ---------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:


     -------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:


     -------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     -------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:


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(5)  Total fee paid:


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     [ ] Fee paid previously with preliminary materials:
     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


     -------------------------------------------------------------------------
(1)  Amount Previously Paid:


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(2)  Form, Schedule or Registration Statement No.:


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(3)  Filing Party:


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(4)  Date Filed:


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


                             EIS INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD ON May 5, 1999


-------------------------------------------------------------------------------

April 5, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EIS International, Inc. (the "Company") will be held at the offices of the Company, 555 Herndon Parkway, Herndon, Virginia 20170, on Wednesday, May 5, 1999 at 10:00 a.m., local time, for the purposes set forth below.

1. To elect (i) three Class I Directors to serve for a three-year term expiring in 2002 or at such time as their respective successors have been duly elected and qualified and (ii) one Class III Director to serve for the remaining term of such class expiring in 2001 or at such time as his successor is duly elected and qualified.

2. To approve an amendment to the Company's 1993 Stock Option Plan for Non-Employee Directors increasing the number of shares of the Company's Common Stock issuable under said plan by 100,000.

3. To ratify the appointment of KPMG LLP as the independent accountants of the Company for the year ending December 31, 1999.

4. To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed March 12, 1999 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY, WHICH, BY ITS TERMS, PERMITS YOU TO REVOKE IT AT ANY TIME BEFORE THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Kent M. Klineman
Secretary

                             EIS INTERNATIONAL, INC.
                               55 Herndon Parkway
                                Herndon, VA 20170

                         ------------------------------

                                 PROXY STATEMENT

                               dated April 5, 1999

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                            to be held on May 5, 1999
                         ------------------------------

         This Proxy Statement is being furnished to the stockholders of EIS International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the Annual Meeting of Stockholders of the Company to be held on May 5, 1999 and at any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about April 5, 1999.

         Only holders of record of Common Stock, $.01 par value, of the Company ("Common Stock") at the close of business on March 12, 1999 will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on March 12, 1999, the Company had outstanding 10,914,360 shares of Common Stock. The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Each share of Common Stock outstanding is entitled to one vote on each matter that may be brought before the meeting. Abstentions and broker non-votes with respect to any proposal are counted only for purposes of determining whether a quorum is present for the purpose of voting on that proposal and will not be voted for or against that proposal. The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting on the matter is required for the ratification of independent accountants.

         Solicitation of proxies is being made by the Company through the mail. In addition, certain officers, directors and employees of the Company may, without additional compensation, solicit the return of proxies personally or by telephone or telegraph. The total expense of preparing, assembling and mailing the proxy materials will be borne by the Company. Such expense may also include reimbursement for out-of-pocket disbursements incurred by brokerage houses and other custodians, nominees or other fiduciaries for forwarding such documents to stockholders.

         All proxies delivered pursuant to this solicitation are revocable by the person executing the proxy by giving written notice to the Secretary of the Company at any time before the voting thereof or by his voting the shares subject to the proxy by written ballot. Proxies given in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein and, if no choice is specified, will be voted in accordance with the specifications made thereon.

         The Annual Report of the Company for the year ended December 31, 1998 accompanies this Proxy Statement but is not part of the proxy soliciting materials.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The Board currently consists of five directors, divided into two classes of two directors each and one class of one director. If all of the nominees for election as a dirctor are elected at the Annual Meeting, the Board will consist of seven directors, divided into two class of two directors each and one class of three directors. The term of the current Class I Directors will expire at the Annual Meeting. The terms of the current Class II and Class III Directors will expire in 2000 and 2001, respectively, at such times as their respective successors are duly elected and qualified. Directors of each class are elected for a full term of three years (or any lesser period representing the balance of the previous term of such class) and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

         At the Annual Meeting, the holders of record of Common Stock are to elect (i) three Class I Directors to serve until the annual meeting of the Company's stockholders to be held in 2002 and (ii) one Class III Director to serve until the annual meeting of the Company's stockholders to be held in 2001 and, in each case, until such director's successor is duly elected and qualified or until his earlier resignation or removal. The election of directors requires the affirmative vote of the holders of a plurality of the Common Stock present and voting at the Annual Meeting. It is intended that proxies in the accompanying form that do not withhold the authority to vote for the nominee will be voted for the election as director of such nominee. All of the nominees except Messrs. Burton and Foreman are currently directors of the Company.

         The nominees have indicated their willingness to serve if elected; however, if any of the nominees should become unable or unwilling for any reason before the Annual Meeting to serve as a director, the proxies will be voted for a substitute person to be selected by the current Board. The Board has no reason to expect that the nominees will not be candidates at the Annual Meeting and therefore does not at this time have in mind any substitute for any of the nominees.

         There are no family relationships between any of the Company's directors and executive officers.

Nominees for Election as a Director

         The following table sets forth certain information with respect to each nominee. Information set forth below concerning age, occupation(s) and other directorships has been furnished to the Company by the individuals named. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 1999, appears below under the heading "Security Ownership of Certain Beneficial Holders and Management."

Class I Directors (terms expire at the Annual Meeting):

                  Name                      Age               Principal Occupation(s)
                  ----                      ---               -----------------------
         Robert M. Jesurum                  57                Founder of the Company and Private
                                                              Consultant (1)

         Charles W. McCall                  54                President and Chief Executive Officer of
                                                              McKesson HBOC, Inc. (1)

         John F. Burton                     47                Managing Director, Updata Capital, Inc.

---------------
(1)      Member of the Compensation Committee

         Robert M. Jesurum founded the Company in January 1980 and has served as a director since its inception. He also served as the Company's Chairman of the Board (from inception to February 1993) and as the Company's Executive Vice President and Chief Technical Officer (from inception until October 1991). Mr. Jesurum retired as an employee of the Company in October 1991 and is currently pursuing noncompetitive independent business research and product development as a sole proprietor.

         Charles W. McCall has been a director of the Company since April 1993. Mr. McCall has been Chairman of the Board of Directors and Chief Executive Officer of McKesson HBOC, Inc. since January 1999. He had been President, Chief Executive Officer and a director of HBO & Company, a company in the business of providing software in the medical field from January 1991 to January 1999, at which time HBO & Company merged with McKesson, Inc. to form McKesson HBOC, Inc. From April 1985 to January 1991, Mr. McCall served as President and Chief Executive Officer of CompuServe Inc., a computer communications and information services company. Mr. McCall serves on the board of directors of WestPoint Stevens, Inc., a publicly-held company.

         John F. Burton has been a Managing Director of Updata Capital, Inc., an investment banking firm, since 1997. From 1995 to March 1997, Mr. Burton was the Managing Director of Burton Technology Partners, Ltd. From September 1995 to September 1996, Mr. Burton was Chief Executive Officer of Nat Systems International, Inc. From 1990 through January 1995, Mr. Burton served as President, Chief Executive Officer, Chief Operating Officer and a director of LEGENT Corporation. Mr. Burton serves as a director of Banyan Systems, Inc., Treev, Inc., and MapInfo Corporation, all publicly-held companies.

Class III Director (term expires at the 2001 Annual Meeting)

   Peter B. Foreman                   63                President, Sirius Corporation

         Peter B. Foreman has been the President of Sirius Corporation, an investment management firm which he founded since 1994. From 1976 to 1994, Mr. Foreman was a founding partner of Harris Associates L.P., an investment advisory firm. Mr. Foreman continues to manage Hesperus Partners, Ltd., a partnership focusing on value-oriented investing. He is a member of the boards of directors of Glacier Water Services, Inc. and Eagle Food Centers, Inc., both publicly-held companies.

Vote Required

         The election of each of the nominees for director requires the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock present and voting at the Annual Meeting.

         The Board recommends a vote FOR the election of each nominee and it is intended that shares represented by the enclosed form of proxy will be voted in favor of each nominee unless otherwise specified in such proxy.

Current Directors

         The following table sets forth certain information about those directors whose terms of office will continue after the Annual Meeting. Information set forth below concerning age, occupations and other directorships has been furnished to the Company by the individuals named.

Class II Directors (terms expire at the 2000 Annual Meeting):

         Name                      Age      Principal Occupation(s)
         ----                      ---      -----------------------
Kent M. Klineman                   66       Secretary of the Company; Attorney and Private
                                            Investor (1)(2)

James E. McGowan                   55       President and Chief Executive Officer of the Company

--------------------
(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.

         Kent M. Klineman has been a director since June 1988. He also served as Treasurer of the Company from June 1988 until December 1989 and has served as Secretary since June 1988. He is an attorney and private investor and serves as a director of a number of closely held companies. He is also a director of Concord Camera Corp., a publicly held corporation.

         James E. McGowan has been EIS' Chief Executive Officer, President and a director of the Company since February 1997. He was also President and Chief Operating Officer of EIS Systems, an operating division of the Company, from April 1996 until February 1997. From September 1993 to January 1996, he was President and Chief Executive Officer of Deluxe Data, a provider of electronic funds transfer processing and software for financial institutions and automated teller machine networks. From January 1993 to September 1993, he ran McGowan Associates, a consulting company which he founded. From January 1990 to December 1992, he served as President and Chief Executive Officer at Xerox Imaging Systems.

Other Class III Director (term expires at the 2001 Annual Meeting):

         Name                       Age              Principal Occupation(s)
         ----                       ---              -----------------------
         Robert J. Cresci           54               Chairman of the Board of Directors of the
                                                     Company; Managing Director of Pecks
                                                     Management Partners Ltd. ("Pecks") (1)

---------------
(1)      Member of the Audit Committee

         Robert J. Cresci has been a director of the Company since March 1991 and has served as Chairman of the Board of Directors of the Company since February 1997. He has been a Managing Director of Pecks, an investment management firm, since September 1990. Mr. Cresci currently serves on the boards of directors of Bridgeport Machines, Inc., Serv-Tech, Inc., Vestro Natural Foods, Inc., Olympic Financial Ltd., Hitox, Inc., Sepracor Inc., Garnet Resources Corporation, HarCor Energy, Inc., Meris Laboratories, Inc., Natures Elements, Inc. and GeoWaste, Inc., all publicly-held companies, as well as several private companies.

Meetings of the Board and Committees of the Board

         During 1998, the Board held six meetings. The Board has an Audit Committee and a Compensation Committee. During 1998, the Audit Committee held four meetings and the Compensation Committee held five meetings. No member of the Audit Committee or the Compensation Committee attended fewer than 75% of all of the meetings of such Committee (which occurred during his tenure as a member of such Committee).

         The current members of the Audit Committee are Messrs. Cresci and Klineman. The functions performed by the Audit Committee are to make recommendations to the Board as to the independent accountants to be appointed by it; review with the independent accountants the scope of their examination; receive their reports and meet with their representatives for the purpose of reviewing and considering questions relating to their examination and reports; and review, either directly or through such accountants, the Company's internal accounting and auditing procedures.

         The current members of the Compensation Committee are Messrs. Jesurum, Klineman and McCall. The functions performed by the Compensation Committee are to recommend and review salary changes, administer the Company's stock option plans and review other proposed benefits or incentive arrangements.

Compensation of Directors

         Each director of the Company who is not an employee of the Company is paid an annual fee of $10,000, plus $1,000 for each meeting of the Board attended (which was increased to $1,500 for meetings after January 1999) and $500 for each meeting of the Audit Committee and Compensation Committee attended. In addition, the Company's 1993 Stock Option Plan for Non-Employee Directors provides for grants of stock options to non-employee directors at such times, in such amounts and on such vesting terms as the Board may determine.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and the four other executive officers whose total annual salary and bonus for 1998 exceeded $100,000 (collectively, the "Named Executive Officers") for each of the last three fiscal years.

                                            Summary Compensation Table

                                                                                              Long Term
                                                                                              Compensation
                                                           Annual Compensation                Awards
                                                           -------------------                ------
                                                                                              Securities
                                                                                 Other        Underlying
                                                                                 Annual       Options
                                                                                 Compen-      (number of              All Other
Name and Principal Position             Year          Salary        Bonus(1)     sation       shares)            Compensation(3)
---------------------------             ----         --------       --------     ------       -------------      ---------------
James E. McGowan                        1998         $300,000       $125,000      (2)          50,000               $ 49,663
 President and Chief Executive          1997          268,447        125,000      (2)         150,000                 62,103
 Officer                                1996          178,042             --      (2)              --                 17,612

Frederick C. Foley                      1998         $180,000       $ 63,000      (2)          25,000               $  5,287
 Senior Vice President, Finance,        1997          152,832         52,000      (2)          60,000                 26,425
 Chief Financial Officer and            1996          139,182             --      (2)           5,000                  2,163
 Treasurer

Edward J. Sarkisian(4)                  1998         $164,600       $ 33,000      (2)              --               $  4,667
 Senior Vice President,
 Worlwide Sales, Marketing,
 Customer Operations

Jonathan M. Wineberg(4)                 1998         $165,400       $ 32,000      (2)          48,000               $ 94,379
 Senior Vice President,
 Engineering and Product
 Development

Joseph E. Smith(5)                      1998         $146,900      $      --      (2)          25,000               $147,028
 Former Senior Vice President,          1997          129,079         34,000      (2)          75,000                 63,334
 Worldwide Sales and
 Marketing


(1) Except as otherwise noted below, all amounts set forth in this column constitute performance bonuses.

(2) As to each individual named, the aggregate amounts of personal benefits not included in the Summary Compensation Table do not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(3) For 1998, represents premiums paid by EIS with respect to group term life insurance for the benefit of the Named Executive Officer, and (i) with respect to Mr. McGowan, $37,428 of loan forgiveness, and a $2,000 401(k) matching contribution; (ii) with respect to Mr. Foley, a $2,000 401(k) matching contribution; (iii) with respect to Mr. Sarkisian, a $2,000 401(k) matching contribution; (iv) with respect to Mr. Wineberg, $92,379 for relocation expenses and a $2,000 401(k) matching contribution; and (v) with respect to Mr. Smith, $55,874 for relocation expenses and $91,154 as severance.

(4) Mr. Wineberg and Mr. Sarkisian became executive officers of EIS in 1998. Accordingly, no information is provided for 1996 and 1997.

(5) Mr. Smith joined EIS in 1997. Accordingly, no information is provided for 1996. Mr. Smith resigned from EIS in August 1998.


1998 Option Information

                              Option Grants in 1998

         The following table summarizes certain information regarding options granted to Named Executive Officers during 1998.

                                                                                                       Potential Realizable Value
                                                                                                        at Assumed Annual Rates
                                                                                                             of Stock Price
                                                                                                        Appreciation for Option
                                                              Individual Grants                                Terms (1)
                                         ---------------------------------------------------------     --------------------------
                                                       Percent of
                                                         Total
                                         Shares         Options
                                       Subject to      Granted to       Exercise
                                         Options       Employees        Price Per      Expiration
Name                                     Granted         in FY            Share           Date            5%             10%
----                                     -------        -------          -------         ------          ----           ----
James E. McGowan                         24,000          4.7%             $7.00            1/28/08      $105,654      $267,749
                                         26,000          5.1%              6.28125         4/28/08       102,706       260,278

Frederick C. Foley                       12,500          2.5%             $7.00            1/28/08       $55,028      $139,452
                                         12,500          2.5%              6.28125         4/28/08        49,378       125,134
Edward J. Sarkisian                         ---          ---             ---                   ---           ---           ---

Jonathan M. Wineberg                     11,500          2.3%             $7.00            1/28/08       $50,626      $128,296
                                         11,500          2.3%              6.28125         4/28/08        45,428       115,123
                                         25,000          4.9%              2.00           10/22/08        31,445        77,687

Joseph E. Smith                          12,500          2.5%             $7.00            1/28/08            (2)           (2)
                                         12,500          2.5%              6.28125         4/28/08

-----------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

(2) Mr. Smith's options expired upon his resignation from EIS in 1998. Accordingly, as of December 31, 1998, there was no potential realizable value of these options.

                            Option Exercises in 1998

         The following table sets forth the number of options exercised in 1998 and the dollar value realized thereon by the Named Executive Officers, along with the number and dollar value of any options remaining unexercised on December 31, 1998.


                         Aggregated Option Exercises in
                      1998 and 1998 Year-End Option Values

                                                                Number of Securities
                                                               Underlying Unexercised
                                                           Options at 1998 Year-End(1)(2)
                                                          -------------------------------
           Name                                           Exercisable      Unexercisable
           ----                                           -----------      -------------
James E. McGowan                                               37,500           162,500
Frederick C. Foley                                             15,000            70,000
Edward J. Sarkisian                                            54,750            56,250
Jonathan M. Wineberg                                           6,750             68,250
Joseph E. Smith                                                 ---               ---

(1) On December 31, 1998, the average of the closing bid and asked prices per share of Common Stock as reported by the Nasdaq National Market was $1.688. As of December 31, 1998, none of the Named Executive Officers held any in-the-money options.

(2) None of the Named Executive Officers exercised options during 1998.


Compensation Committee Report on Executive Compensation

         General. The Compensation Committee is responsible for developing the Company's executive compensation policies and determining the compensation paid to the Company's Chief Executive Officer and its other executive officers. To that end, the Compensation Committee has sought to (i) provide sufficient compensation to attract, motivate and retain the best available executive officers, (ii) provide additional incentives to them to exert their maximum efforts toward the Company's success, and (iii) align the executive officers' interests with the Company's success by making a portion of their pay dependent upon the Company's performance. The Compensation Committee has used its discretion to set executive compensation at levels warranted, in its judgment, by external, internal or individual circumstances.

         Executive officer compensation consists of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and tax-deferred savings plans generally available to the Company's employees.

         Base Salary. In determining base salary levels for the Company's executive officers, the Compensation Committee takes into account the compensation of companies in the telecommunications and electronics industries and other comparable companies, individual responsibilities, experience and performance and specific issues particular to the Company.

         Annual Bonus. To provide the Company's executive officers and other key employees with direct financial incentives to achieve the Company's annual goals, the Company currently maintains an incentive arrangement for payment of bonuses, subject to the Company's achievement of certain financial and operating results and the accomplishment of certain individual performance goals. Target bonus levels are set at a level competitive with companies in the telecommunications and electronics industries as well as a broader group of companies of comparable size and complexity. The Company paid performance-related bonuses of $125,000 to Mr. McGowan, $63,000 to Mr. Foley, $33,000 to Mr. Sarkisian, $32,000 to Mr. Wineberg, and $0 to Mr. Smith relating to fiscal 1998.

         Stock Option and Stock Purchase Plans. To provide additional incentives to its executive officers and employees to exert their maximum efforts toward the Company's success, and to provide them with an opportunity to acquire a proprietary interest in the Company through ownership of Common Stock, the Company maintains a stock option plan and a stock purchase plan. During 1998, options to purchase an aggregate of 148,000 shares of Common Stock were granted under the Company's 1998 Stock Incentive Plan to executive officers of the Company.

         Other Benefits. The Company provides all employees, including executive officers, with group medical, dental, disability and life insurance on a non-discriminatory basis. The Company maintains a savings and investment plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and to permit employee salary reductions for tax-deferred savings purposes pursuant to Section 401(k) of the Code. Contributions to this plan by the Company are discretionary, and contributions of approximately $119,300 were made on behalf of all employees in 1998, including $8,000 on behalf of Named Executive Officers. The Company also maintains a pretax premium plan, intended to qualify under Section 125 of the Code and to permit salary reductions for pretax payment of employee health plan contributions.

         Compensation of Chief Executive Officer. Mr. McGowan received total salary and bonus amounting to $425,000 in 1998 and was awarded options to purchase 24,000 and 26,000 shares of the Company's Common Stock at exercise prices of $7.00 and $6.28125, respectively, per share.

         The foregoing report on executive compensation has been approved by Messrs. Jesurum, Klineman and McCall, the members of the Compensation Committee.

Employment, Termination and Change-in-Control Arrangements

         The Company is party to an employment arrangement with James McGowan, its President and Chief Executive Officer and a director of the Company. Pursuant to this arrangement, the Company will pay Mr. McGowan an annual salary of $300,000 in 1999, with a possible bonus equal to up to 50% of his annual salary, assuming the achievement of certain performance targets, and additional possible bonus amounts if such performance targets are exceeded. In addition, this arrangement provides that Mr. McGowan will be paid monthly severance at a rate commensurate with his annual salary and will continue to receive health care and insurance benefits for a period of one year following the termination of his employment without cause, or until such time as he obtains full- time employment, whichever occurs first. Furthermore, pursuant to this arrangement, the Company extended to Mr. McGowan a $100,000 loan, bearing interest at a rate of 6% per annum and maturing on February 6, 2000. One twelfth of the original principal amount of this loan, and all accumulated interest thereon, will be forgiven at the end of each three-month period commencing on May 7, 1997 and ending on February 7, 2000, unless Mr. McGowan voluntarily terminates his employment with the Company, at which point any such forgiveness will cease and he will be required to pay the remaining principal balance of the loan and remaining accrued interest thereon at maturity. As of December 31, 1998, there remained $41,875 outstanding under the loan.

Compensation Committee Interlocks and Insider Participation

         Mr. Klineman, a director of the Company and a member of its Compensation Committee, performs legal and consulting services for the Company and was paid a retainer of $5,000 per month in consideration of these services, plus an additional amount for extraordinary services rendered, an aggregate of $83,000 in respect of services rendered during 1998. The Company believes that this represented the fair market value of such services and that such services are provided on terms at least as favorable to the Company as those that could be obtained from an unaffiliated third party. The Company and Mr. Klineman terminated this arrangement effective January 1, 1999.

Performance of the Common Stock

         The following indexed graph indicates the Company's total return to its stockholders since December 31, 1993 as compared to total return for the Nasdaq Stock Market (US Companies) Index and the Nasdaq Computer & Data Processing Services Industry Group Index, assuming an investment of $100.00 on December 31, 1993. Total stockholder return for the Company as well as for such indices is determined by adding (a) the cumulative amount of dividends for such period (assuming dividend reinvestment), and (b) the difference between the share price at the beginning and at the end of such period, the sum of which is then divided by the share price at the beginning of such period.


                               [PERFORMANCE GRAPH]


                                                    12/31/93      12/31/94      12/31/95     12/31/96      12/31/97    12/31/98
EIS International, Inc.                              $100.00       $115.09       $120.75      $ 65.09       $ 41.51     $ 12.74
Nasdaq Stock Market (U.S. Companies) Index           $100.00       $ 97.75       $138.13      $170.02       $208.64     $293.09
Nasdaq Computer and Data Processing Services         $100.00       $121.41       $185.20      $228.31       $280.48     $502.97
Group Index
-------------

(1) Total return calculations for the Nasdaq Stock Market (US Companies) and Nasdaq Computer and Data Processing Services Group Index were prepared for Nasdaq by the Center for Research in Securities Prices at the University of Chicago.

                              CERTAIN TRANSACTIONS

         In February 1997, the Company made a loan to Mr. McGowan in the amount of $100,000 bearing interest at a rate of 6% per annum and quarterly amounts are forgiven and included as compensation to Mr. McGowan over the three year term of the loan. If Mr. McGowan leaves the employ of the Company prior to the end of the three year term, the balance due at such time must be repaid in full. As of December 31, 1998, there was $41,875 outstanding under this loan.

         In July 1997, the Company made an interest-free loan to Mr. Smith in the amount of $78,000 as an advance to help defray expenses relating to his relocation upon joining the Company. This loan was repaid in full in two installments during the first quarter of 1998.

         For additional information regarding transactions between the Company and its officers or directors, see "Employment, Termination and Change-in-Control Arrangements" and "Compensation Committee Interlocks and Insider Participation."

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS
                                 AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of January 28, 1999 (except as otherwise noted) by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the Company's executive officers named in the Summary Compensation Table, and
(iv) all of the Company's executive officers and directors as a group.

        Name                                        Number(1)                    Percent
        ----                                        ---------                    -------
                                                                                     >
Five Percent Stockholders
-------------------------
FMR Corp. (2)                                       1,173,500                     10.8%
82 Devonshire Street
Boston, MA 02109

Peter Wright(3)                                       960,000                      8.8%
c/o PAW Capital Corp.
10 Glenville Street
Greenwich, CT 06831

Dimensional Fund Advisors Inc.(4)                     723,100                      6.6%
1299 Ocean Avenue
Santa Monica, CA 90401

Robert M. Jesurum(5)                                  624,941                      5.7%
1 Harborview Drive
Rye, NH 03801

Talon Asset Management, Inc. (6)                      550,000                      5.0%
One North Franklin Street, Suite 450
Chicago, IL 60606

Other Directors
---------------
Kent M. Klineman(7)                                   415,323                      3.8%

Peter B. Foreman(8)                                    95,400                        *

James E. McGowan(9)                                    67,500                        *

Charles W. McCall(10)                                  50,500                        *

Robert J. Cresci(11)                                   28,250                        *

John F. Burton                                              0                        *

Other Executive Officers
------------------------
Edward Sarkisian(12)                                   54,750                        *

Frederick C. Foley(13)                                 24,724                        *

Jonathan Wineberg(14)                                  10,679                        *



        Name                                        Number(1)                    Percent
        ----                                        ---------                    -------
                                                                                      >
Joseph E. Smith, III                                        0                       *

All current executive officers and directors        1,276,667                      11.5%
as a group (8 persons)(15)

----------------
* Less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, if any, the persons named in the table have sole voting and investment power with respect to all shares of the Common Stock. In addition, the numbers in this column do not include options which are not exercisable within 60 days of January 28, 1999. The percentage holdings were calculated on the basis of 10,914,360 shares of Common Stock outstanding as of January 28, 1999.

(2) Based solely upon a Schedule 13G filed with the Securities and Exchange Commission on December 10, 1999.

(3) Based solely upon a Schedule 13D filed with the Securities Exchange Commission on February 8, 1999.

(4) Based solely upon a schedule 13G filed with the Securities and Exchange Commission on February 11, 1998.

(5) Includes (i) 109,154 shares held by Mr. Jesurum's wife, as to which Mr. Jesurum disclaims beneficial ownership, (ii) 245,000 shares owned by the Jesurum 1994 Family Limited Partnership, as to which Mr. Jesurum disclaims beneficial ownership, (iii) 4,600 shares owned by the Robert Jerusum 1994 Long Term Trust, as to which Mr. Jesurum disclaims beneficial ownership, and (iv) 14,812 shares issuable upon the exercise of stock options which are exercisable within 60 days of January 26, 1999. Mr. Jesurum disclaims beneficial ownership of all the aforesaid shares held by other members of his family.

(6) Talon Asset Management, Inc. is believed by the Company to be a holder of 5% or more of the Company's Common Stock.

(7) Includes (i) 300,000 shares held by Mr. Klineman's wife, as to which Mr. Klineman disclaims beneficial ownership, and (ii) 14,812 shares issuable upon exercise of stock options exercisable within 60 days of January 28, 1999.

(8) Comprised of (i) 15,000 shares held by the Peter B. Foreman Revocable Trust, of which Mr. Foreman is the trustee, (ii) 30,000 shares held by the Foreman Family Investment Company, of which Mr. Foreman is a general partner, (iii) 40,400 shares held by the Peter and Virginia Foreman Foundation, a private, non-profit foundation and (iv) 10,000 shares held in Mr. Foreman's IRA account.

(9) Consists solely of shares issuable upon exercise of stock options which are currently exercisable or which are exercisable within 60 days of January 28, 1999.

(10) Includes (i) 10,000 shares held by Mr. McCall's nephew, as to which Mr. McCall disclaims beneficial ownership and (ii) 19,250 shares issuable upon exercise of stock options which are exercisable within 60 days of January 28, 1999.

(11) Includes 18,250 shares issuable upon exercise of stock options exercisable within 60 days of January 28, 1999.

(12) Consists solely of shares issuable upon exercise of stock options which are currently exercisable or which are exercisable within 60 days of January 28, 1999.

(13) Includes 18,125 shares issuable upon exercise of stock options which are exercisable within 60 days of January 28, 1999.

(14) Includes 9,625 shares issuable upon exercise of stock options exercisable within 60 days of January 28, 1999.

(15) Includes 217,124 shares (including those referred to in the applicable notes above) issuable upon exercise of stock options held by executive officers and directors which are currently exercisable or which are exercisable within 60 days of January 28, 1999.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and regulations of the Securities and Exchange Commission ("SEC") thereunder require the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the period from January 1, 1998 to December 31, 1998, all of its executive officers, directors and ten-percent stockholders complied with their Section 16(a) filing obligations.


                    PROPOSAL 2 -- APPROVAL OF AN AMENDMENT TO
         THE COMPANY'S 1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         On January 28, 1999, subject to stockholder approval, the Board of Directors of the Company adopted an amendment (the "Amendment") to the Company's 1993 Stock Option Plan for Non-Employee Directors (the "Director Plan") to increase the number of shares of Common Stock issuable under the Director Plan from 310,000 shares to 410,000 shares. The reason for the Amendments is to have additional shares available for future grants under the Director Plan (under which there are currently 30,000 shares available) to those directors who will contribute to the future success of the Company.

Terms of the Director Plan

         The Director Plan provides for grants of nonstatutory stock options to purchase shares of Common Stock to non-employee directors of the Company. As of January 31, 1999, the total number of such persons eligible to receive options under the Director Plan was four. The grant of options under the Director Plan is discretionary; therefore, the Company cannot now determine the number of options to be granted in the future to any particular person. In the event of a merger, consolidation, reorganization or sale of all or substantially all of the assets of the Company, the holders of options are treated as if all shares subject to such stock options had been issued and outstanding prior to such event. The total number of shares of Common Stock issuable pursuant to options granted under the Director Plan (subject to adjustment in the event of stock splits and other similar events) is 310,000. This number would increase to 410,000 upon adoption of the Company's stockholders of the Amendment. As of January 31, 1999, 42,500 shares had been issued upon exercise of outstanding options, 217,500 shares were subject to outstanding options at exercise prices per share ranging from $5.00 to $12.375 (expiring on dates ranging from December 2003 to April 2007). As of January 29,

1999, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $2.188.

         The Director Plan is administered by the Compensation Committee of the Board, whose determinations under the Director Plan are conclusive. The Compensation Committee has the authority, subject to the terms of the Director Plan, to: interpret the Director Plan; prescribe, amend and rescind rules and regulations relating to the Director Plan; and make all other determinations and take all other actions necessary or advisable for the administration of the Director Plan. The Compensation Committee also determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, and (iii) the duration of options.

         The exercise price of each option may be paid, as determined by the Compensation Committee, in cash or shares of Common Stock having a fair market value equal to the exercise price. If the total number of shares of Common Stock subject to options to be granted on a particular date under the Director Plan exceeds the number of remaining shares available, a pro rata reduction will be made in the number of shares subject to each such option granted on such date.

         Each option will terminate on the tenth anniversary of the date of grant. Shares obtained upon exercise of an option may not be sold until six months after the date the option was granted. If an optionee ceases to be a member of the Board, any options granted to such optionee to the extent not theretofore exercised will expire three months thereafter (or, if such optionee ceased to be a member of the Board by reason of his death, six months thereafter) or, if earlier, on the tenth anniversary of the date of grant; provided, however, that if the optionee was removed or terminated as a member of the Board for fraud, dishonesty or intentional misrepresentation in connection with the optionee's duties as a member of the Board or embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its subsidiaries, any unexercised options held by such optionee will expire forthwith. No option will be transferable by the optionee other than by will or the laws of descent and distribution, and each option will be exercisable during the lifetime of the optionee only by such optionee.

         The Board may at any time terminate the Director Plan or from time to time make such modifications or amendments of the Director Plan as it may deem advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon, (i) increase the maximum number of shares as to which options may be granted under the Director Plan or
(ii) change the class of persons eligible to receive options under the Director Plan; and provided, further, that the Director Plan may not be amended more than once every six months other than to comport with certain changes in the law. The Director Plan (but not options granted thereunder) will terminate on February 23, 2003, unless sooner terminated by the Board. No termination, modification or amendment of the Director Plan may, without the consent of any person then holding an option, adversely affect the rights of such person under such option.

Federal Income Tax Consequences

         The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the Directors' Plan and with respect to the sale of Common Stock acquired under the Directors' Plan.

Nonstatutory Stock Options

         A participant will not recognize taxable income upon the grant of a nonstatutory stock option. However, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

         With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Tax Consequences to the Company

         The grant of an option under the Directors' Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Directors' Plan, as a result of the exercise of a nonstatutory stock option. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Vote Required

         The approval of the Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting.

         The Board recommends a vote FOR this proposal and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.


                          PROPOSAL 3 -- RATIFICATION OF
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board has appointed KPMG LLP, certified public accountants ("KPMG"), to serve as the Company's independent accountants for the year ending December 31, 1999, subject to the ratification by the Company's stockholders. If the Company's stockholders vote against ratification of the Board's appointment of independent accountants, the Board will determine what action is then appropriate. KPMG LLP served as the Company's independent accountants for the year ended December 31, 1998.

         The Company expects a representative of KPMG LLP to be present at the Annual Meeting, at which time such representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

Vote Required

         The ratification of the appointment of KPMG LLP as the Company's independent auditors for 1999 requires the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting.

         The Board recommends a vote FOR this proposal and it is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

         Subject to the terms and conditions set forth herein, all Proxies received by the Corporation will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Annual Meeting the Corporation receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number and number of the shares to which such revocation relates and the aggregate number of shares presented by such certificate(s).

Deadline for Submission of Stockholder Proposals for the 2000 Annual Meeting

         In order to be included in the Proxy materials for the 2000 Annual Meeting of Stockholders, Stockholders' proposed resolutions must be received by the Company at its offices, 555 Herndon Parkway, Herndon, Virginia 20170 on or before December 3, 1999. The Company suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to the Secretary of the Company.

         If a Stockholder of the Company wished to present a proposal before the 2000 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such Stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice by February 10, 2000. If a Stockholder fails to provide timely notice of a proposal to be presented at the 2000 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                     GENERAL

         The Company does not know of any other matters that may come before the Annual Meeting. However, if any other business comes before the Annual Meeting (including any adjournment thereof), proxies will be voted in accordance with the discretion of the persons named therein.

         All Stockholders are urged to complete, date and sign the accompanying form of proxy and return it in the enclosed envelope which requires no postage if mailed in the United States.


                                            By Order of the Board of Directors,


                                            Kent M. Klineman
                                            Secretary

Dated: April 5, 1999



THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO (EXCEPT EXHIBITS) TO EACH OF THE COMPANY'S STOCKHOLDERS UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES,
ATTENTION: INVESTOR RELATIONS. REQUESTS FROM BENEFICIAL STOCKHOLDERS MUST SET FORTH A REPRESENTATION AS TO SUCH OWNERSHIP ON MARCH 12, 1999.

                                                                      Appendix 1

                             EIS INTERNATIONAL, INC.

                  ANNUAL MEETING OF STOCKHOLDERS -- May 5, 1999

         The undersigned, having received notice of the meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) James E. McGowan, Frederick C. Foley and Carl Mergele, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of EIS International, Inc. (the "Company") to be held on Wednesday, May 5, 1999 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

         Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

         In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

1.       To elect the following individuals as Class I Directors:

         Robert M. Jesurum              FOR [ ]         WITHHOLD AUTHORITY [ ]

         Charles W. McCall              FOR [ ]         WITHHOLD AUTHORITY [ ]

         John F. Burton                 FOR [ ]         WITHHOLD AUTHORITY [ ]

         To elect the following individual as a Class III Director:

         Peter B. Foreman               FOR [ ]         WITHHOLD AUTHORITY [ ]

2.       To approve the amendment to the Company's 1993 Stock Option Plan for
         Non-Employee Directors, as described in the accompanying Proxy
         Statement.

                  FOR [ ]           AGAINST [ ]               ABSTAIN [ ]


3. To ratify the appointment of KPMG LLP as the independent accountants of the Company for the year ending December 31, 1999.

                  FOR [ ]           AGAINST [ ]               ABSTAIN [ ]

         The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or any proposal specified above, this proxy will be voted for such election to office or proposal.

  This proxy is solicited on behalf of the Board of Directors of the Company.


                              _________________________________________________


                              _________________________________________________
                              Signature(s)

                              Dated: __________________________________________


      Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

                                                                      Appendix 2

                             EIS INTERNATIONAL, INC.
                1993 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


                  1.       Purposes.

                  This 1993 Stock Option Plan for Non-Employee Directors (the "Plan") is intended to attract and retain the services of experienced and knowledgeable non-employee directors of EIS International, Inc. (the "Company") and to increase their proprietary interests in the Company's long term success. The above aims will be effectuated through the granting of certain stock options. Under the Plan, options will be granted which are not intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 (the "Code").

                  2. Administration of the Plan.

                  (a) The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"), as the Board of Directors may be composed from time to time, except as provided in subparagraph (b) of this Paragraph 2. The determinations of the Board of Directors under the Plan, including without limitation their determinations as to matters referred to in this Paragraph 2, shall be conclusive. Any determination by a majority of the members of the Board of Directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole Board of Directors. Within the limits of the express provisions of the Plan, the Board of Directors shall have the authority, in its discretion, to take the following actions under the Plan:

                  (i)      to interpret the Plan,

                  (ii) to prescribe, amend and rescind rules and regulations relating to the Plan, and

                  (iii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

                  (b) Notwithstanding anything to the contrary contained herein, the Board of Directors may at any time, or from time to time, appoint a committee (the "Committee") of at least two members of the Board of Directors, and delegate to the Committee the authority of the Board of Directors to administer the Plan. Upon such appointment and delegation, the Committee shall be substituted for, and have all the powers, privileges and duties of, the Board of Directors in the administration of the Plan, except that the power to appoint members of the Committee and to terminate, modify or amend the Plan shall be retained by the Board of Directors. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. A majority of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

                  3.       Shares Subject to the Plan.

                  There shall be a total of 310,000(1) shares of the Company's Common Stock, par value $.01 ("Common Shares"), which shall be available for options granted under the Plan ("Options"), subject to adjustment as provided in Paragraph 7. The Company shall at all times while the Plan is in force reserve for authorized and unissued Common Shares or reacquired Common Shares or any combination thereof. The unexercised portion of any expired, terminated or canceled Option shall again be available for the grant of Options under the Plan.

                  4.       Eligibility.

                  (a) Notwithstanding anything in the Plan to the contrary, the Board of Directors may grant options under the Plan to eligible directors at such times, in such amounts and on such vesting terms as it deems appropriate. Each individual for whom an Option is granted hereunder is referred to herein as an "Optionee."

                  (b) If on any date when Options are to be granted pursuant to subparagraph (a) of this Paragraph 4 the total number of Common Shares as to which Options are to be granted exceeds the number of Common Shares remaining available under the Plan, there shall be a pro rata reduction in the number of Common Shares as to which each Option is granted on such day.

                  (c) Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan for proper corporate purposes.

                  5.       Terms of Options.

                  The terms of each Option granted under the Plan shall be determined by the Board of Directors consistent with the provisions of the Plan, including the following:

--------
         (1)If the Amendment is adopted, this number will increase to 410,000.

                  (a) "Fair Market Value" shall mean the mean of the highest and lowest trading prices or the high bid and low asked prices of the Common Shares as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such prices were recorded) by the principal national securities exchange on which the Common Shares are listed or admitted to trading, or, if the Common Shares are not listed or admitted to trading on any such national securities exchange, the mean of the highest and lowest trading prices or the high bid and low asked prices of the Common Shares as furnished by the National Association of Securities Dealers through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or, if the Common Shares are not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors (whose determination shall be conclusive), based on the best information available to it.

                  (b) Each Option shall be vested and exercisable in whole or in part at any time and from time to time, subject to stockholder approval of the Plan.

                  (c) Common Shares obtained upon exercise of an Option may not be sold until six months after the date the Option was granted.

                  (d) Each Option shall be exercisable for ten years after the granting thereof. Each Option shall be subject to earlier termination as expressly provided in Paragraph 6 hereof.

                  (e) Options shall be exercised by the delivery to the Company at its principal office, or at such other address as may be established by the Board of Directors, of written notice of the number of Common Shares with respect to which the Option is being exercised, accompanied by payment in full of the purchase price of such Common Shares. Payment for such Common Shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery of capital stock of the Company having a fair market value (determined on the date of exercise in accordance with the provisions of subparagraph (a) of this Paragraph 5) equal to said purchase price, or (iv) by any combination of the methods of payment described in (i) through (iii) above.

                  (f) An Optionee shall not have any of the rights of a shareholder with respect to Common Shares subject to an Option until such shares are issued upon the exercise of such Option as provided herein.

                  (g) An Option shall not be transferable, except by will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. No Option granted under the Plan shall be subject to execution, attachment or other process.


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                  6.       Death or Termination of Director Status.

                  (a) If an Optionee ceases to be a member of the Board of Directors for any reason other than the death of the Optionee, all unexercised Options held by the Optionee shall expire three months after the Optionee ceases to be a member of the Board of Directors, subject to the provisions of subparagraph (c) of this Paragraph 6; provided, however, that if the Optionee is removed, withdraws or otherwise ceases to be a member of the Board of Directors due to the Optionee's fraud, dishonesty or intentional misrepresentation in connection with the duties of the Optionee as a member of the Board of Directors or the Optionee's embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its subsidiaries, all unexercised Options held by such Optionee shall expire forthwith.

                  (b) If an Optionee dies while a member of the Board of Directors, any unexercised Options held by such Optionee at the date of the Optionee's death may be exercised at any time within six months thereafter, subject to the provisions of subparagraph (c) of this Paragraph 6.

                  (c) An Option shall expire on the tenth anniversary of the date it was granted and may not be exercised after such anniversary.

                  7.       Adjustment upon Changes in Capitalization.

                  (a) In the event that the outstanding Common Shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination or exchange of shares and the like, or dividends payable in Common Shares, an appropriate adjustment shall be made by the Board of Directors in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding Options as shall be necessary to maintain the proportionate interests of each Optionee and preserving without exceeding the value of such Options. If the Company shall be reorganized, consolidated, or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, an Optionee shall be entitled to receive upon the exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of any such corporate event if the Optionee had been, immediately prior to such event, the holder of the number of shares as to which the Option is exercised.

                  (b) Any adjustment under this Paragraph 7 in the number of Common Shares subject to Options shall apply only to the unexercised portion of any Option outstanding as of the time of the event triggering such adjustment. Any fraction of a share resulting from any such adjustment, shall be disregarded.


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                  8.       Further Conditions of Exercise.

                  (a) Unless prior to the exercise of an Option the Common Shares issuable upon such exercise are the subject of a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and there is then in effect a prospectus filed as part of such registration statement meeting the requirements of Section 10(a)(3) of the Securities Act, the notice of exercise with respect to such Option shall be accompanied by a representation or agreement of the Optionee to the Company to the effect that such shares are not being acquired for distribution, or such other documentation as may be required by the Company, unless, in the opinion of counsel to the Company, such representation, agreement or documentation is not necessary to comply with the Securities Act.

                  (b) Anything in the Plan to the contrary notwithstanding, the Company shall not be obligated to issue or sell any Common Shares until they have been listed on each securities exchange on which the Common Shares may then be listed and until and unless, in the opinion of counsel to the Company, the Company may issue such shares pursuant to a qualification or an effective registration statement, or an exemption from registration, under such state and federal laws, rules or regulations as such counsel may deem applicable. The Company shall use reasonable efforts to effect such listing, qualification and registration, as the case may be.


                  9.       Termination, Modification and Amendment.

                  (a) The Plan (but not Options previously granted under the Plan) shall terminate ten years from the earlier of the date of its adoption by the Board of Directors or the date on which the Plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon. No Option shall be granted after termination of the Plan.

                  (b) The Board of Directors may at any time terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not without approval by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon, (i) increase (except as provided in Paragraph 7 hereof) the maximum number of Common Shares as to which Options may be granted under the Plan or (ii) change the class of persons eligible to receive Options under the Plan; and provided, further, that the Plan may not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as

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


amended, or the rules thereunder.

                  (c) No termination, modification or amendment of the Plan may adversely affect the rights conferred by any Option without the consent of the Optionee.

                  10. Effectiveness of the Plan.

                  The Plan shall become effective upon adoption by the Board of Directors, subject to approval of the Plan by the affirmative vote of the holders of a majority of the outstanding shares of the capital stock of the Company entitled to vote thereon within one year following adoption of the Plan by the Board of Directors. All Options granted prior to such approval by the stockholders shall be subject to such approval and shall not be exercisable prior thereto. In the event such approval is not obtained within such one-year period, the Plan and all Options granted thereunder shall be null and void.

                  11.      No Rights of Directors.

                  Nothing contained in the Plan or in any stock option agreement executed pursuant to the Plan shall be deemed to confer upon any individual to whom an Option is or may be granted any right to remain a member of the Board of Directors or to be nominated for election as a member of the Board of Directors.

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